Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces Second Quarter 2019 Earnings; Declares Quarterly Dividend
Indiana, PA, July 23, 2019 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the second quarter of 2019.
Second Quarter 2019 Highlights
Earnings

•	Second quarter net income was $27.3 million, or $0.28 diluted earnings per share, an increase of $0.03 from the prior quarter.

•	Total revenue grew $4.7 million, or 5.5% from the prior quarter.

•	Noninterest income grew $3.0 million, or 16.1% from the prior quarter.

•	Net interest income (FTE) increased $1.6 million, or 2.5% from the prior quarter.

•
Total noninterest expense increased $2.5 million, or 5.0% from the previous quarter, and includes $1.1 million in losses and write-downs related to the sale of two OREO properties and a write-down of a branch facility.

•	Provision for credit losses totaled $2.8 million, a decrease of $1.3 million as compared to the prior quarter.

Franchise Growth

•	Total loans grew $138 million, or 9.4% on an annualized basis from the prior quarter.

•	Average deposits grew $137 million, or 9.1% on an annualized basis from the prior quarter.

•	Tangible book value per share (non-GAAP)(1) grew $0.25, or 13.9% on an annualized basis from the prior quarter.

•
On June 27, 2019, the company’s banking subsidiary, First Commonwealth Bank, announced it had received all necessary regulatory approvals for its acquisition of 14 Santander branches in Central Pennsylvania, which is expected to be completed in September 2019.

Profitability

•	Return on average assets improved 10 basis points from the previous quarter to 1.37%.

•	The return on average tangible common equity for the second quarter of 2019 was 15.47%.

•	The core efficiency ratio (non-GAAP)(1) improved to 56.8% compared to 58.2% in the previous quarter.

•	The net interest margin of 3.75% was unchanged from the previous quarter.

“We had an impressive first half of the year, as our loan and deposit growth has exceeded our expectations,” stated T. Michael Price, President and Chief Executive Officer. “Our Regional President model has been the key to our growth so far this year, enabling cross-functional teamwork to better serve our customers. I am also pleased with the production coming from recent investments in our Mortgage, SBA and Commercial Lending capabilities. These additional sources of fee income and core deposits will serve us well as we navigate the current interest rate environment.” Price continued, “We expect 2019 to be an exciting year for First Commonwealth as we further execute on our mission, expand our presence within our footprint, including Central Pennsylvania and Ohio, and introduce new initiatives to drive profitable growth and maximize shareholder value.”

Financial Summary

(dollars in thousands,	For the Three Months Ended			For the Six Months Ended
except per share data)	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Reported Results
Net income	$27,280	$24,589	$32,081	$51,869	$55,351
Diluted earnings per share	$0.28	$0.25	$0.32	$0.53	$0.56
Return on average assets	1.37%	1.27%	1.71%	1.32%	1.51%
Return on average equity	10.84%	10.11%	13.74%	10.48%	12.20%

Operating Results (non-GAAP)(1)
Core net income	$27,307	$24,589	$33,087	$51,896	$56,623
Core diluted earnings per share	$0.28	$0.25	$0.33	$0.53	$0.57
Core return on average assets	1.37%	1.27%	1.76%	1.32%	1.54%
Return on average tangible common equity	15.47%	14.59%	20.08%	15.04%	17.89%
Core return on average tangible common equity	15.48%	14.59%	20.70%	15.05%	18.29%
Core efficiency ratio	56.80%	58.18%	55.23%	57.47%	56.66%
Net interest margin (FTE)	3.75%	3.75%	3.78%	3.75%	3.74%

(1)
Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. A full reconciliation of non-GAAP financial measures can be found at the end of the financial statements which accompany this release.

Earnings
Net income for the second quarter of 2019 was $27.3 million, as compared to $24.6 million in the previous quarter and $32.1 million for the second quarter of 2018. The increase from the previous quarter was primarily driven by strong fee income growth and a stable net interest margin. The decrease from the prior year was primarily due to a $5.3 million (pre-tax) gain from successful auction calls of the Company’s remaining pooled trust preferred securities in the year ago quarter.
Net income for the first six months of 2019 was $51.9 million, as compared to $55.4 million for the same period in 2018.  The decrease from the prior year was primarily due to an $8.1 million (pre-tax) gain on the sale and successful auction calls of the Company’s remaining pooled trust preferred securities in the first six months of 2018.
Net Interest Income and Net Interest Margin
During the second quarter of 2019, net interest income (FTE) was $67.6 million, an increase of $1.6 million from the previous quarter.  The increase in net interest income was the result of a $100 million increase in average interest-earning assets and a $32 million, or 8.9% (annualized), increase in average noninterest bearing deposits.
The net interest margin for the second quarter of 2019 was unchanged from the previous quarter at 3.75% and decreased three basis points compared to the second quarter of 2018. In the second quarter of 2019, strong core deposit growth, together with a favorable shift in the mix of earning assets (as strong loan growth more than offset a decrease of approximately $37.4 million in securities), combined to offset higher interest bearing deposit costs.

The decrease in the net interest margin from the prior year was due to the recognition of $1.5 million in deferred interest from the sale of one commercial loan and the successful auction call of the company’s remaining trust preferred security portfolio during the second quarter of 2018, which contributed approximately nine basis points to the net interest margin.
Total average deposits grew by $137 million in the second quarter of 2019 compared to the previous quarter. Growth was driven by a $100 million increase in average interest-bearing demand and savings deposits and a $32 million increase in average noninterest-bearing deposits.
Credit Quality
The provision for credit losses totaled $2.8 million for the quarter ended June 30, 2019, a decrease of $1.3 million compared to the prior quarter. The decrease is primarily due to a continuation of the long-term trend of improvements in credit quality.
Nonperforming loans were $35.6 million for the quarter ended June 30, 2019, an increase of $4.3 million from previous quarter and a decrease of $10.3 million from the same quarter last year. Nonperforming loans as a percentage of total loans were 0.59%, 0.53% and 0.81% for the periods ended June 30, 2019, March 31, 2019 and June 30, 2018, respectively.
During the second quarter of 2019, net charge-offs (recoveries) were $1.4 million, compared to $2.2 million in the prior quarter and $3.6 million in the second quarter of 2018. Net charge-offs in the second quarter of 2018 included a $2.2 million charge-off of one commercial real estate credit.
For the originated loan portfolio at June 30, 2019, the general allowance for credit losses to total originated non-impaired loans was 0.88%, compared to 0.89% at March 31, 2019 and 0.88% at June 30, 2018.
Noninterest Income and Noninterest Expense
Noninterest income (excluding net security gains) totaled $21.9 million for the second quarter of 2019, as compared to $18.9 million in the previous quarter and $21.0 million for the second quarter of 2018. The increase from the previous quarter was primarily due to a $0.7 million increase in card-related interchange income, a $0.6 million increase in mortgage banking revenue, a $0.4 million gain on the sale of a commercial loan and a $0.3 million increase in gain on sale of SBA loans.
Non-interest income during the second quarter of 2018 included net securities gains of $5.3 million as a result of the successful auction call and open market sale of the company’s remaining pooled trust preferred securities during the second quarter of 2018.
Noninterest expense (excluding merger-related expenses) totaled $52.2 million for the second quarter of 2019 as compared to $49.7 million for the first quarter of 2019 and $47.9 million for the second quarter of 2018. The increase from the previous quarter was primarily driven by a $1.0 million increase in unfunded commitment reserves due to higher construction loan originations, $0.9 million in write-downs of two OREO properties, and a $0.2 million write-down of a former bank facility. In addition, Pennsylvania shares tax increased $0.3 million in comparison to the previous quarter due to educational improvement tax credits recognized in the first quarter of 2019.
Full time equivalent staff was 1,438 at June 30, 2019 and 1,417 at March 31, 2019 and was 1,438 at June 30, 2018.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.10 per share, which is payable on August 16, 2019 to shareholders of record as of August 2, 2019. This dividend represents a 3.1% projected annual yield utilizing the July 22, 2019 closing market price of $13.03.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at June 30, 2019 were 14.6%, 12.2%, 10.4% and 11.2%, respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the second quarter 2019 on Wednesday, July 24, 2019 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-844-792-3645 or through the company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-877-344-7529 and entering the access code # 10133127. A link to the webcast replay will also be accessible on the company’s web page for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services company with 133 community banking offices in 22 counties throughout western and central Pennsylvania and throughout Ohio, as well as corporate banking centers in Pittsburgh, Pennsylvania, and Cleveland and Columbus, Ohio. The company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson and Dublin, Ohio.  First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency.  For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
This release contains forward-looking statements about First Commonwealth’s future plans, strategies and financial performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Such statements are based on assumptions and involve risks and uncertainties, many of which are beyond First Commonwealth’s control. Factors that could cause actual results, performance or achievements to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national and international economic conditions and the impact they may have on First Commonwealth and its customers; (2) volatility and disruption in national and international financial markets; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (4) inflation, interest rate, commodity price, securities market and monetary fluctuations; (5) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance); (6) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (7) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (8) political instability; (9) acts of God or of war or terrorism; (10) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (11) changes in consumer spending, borrowings and savings habits; (12) First Commonwealth’s ability to attract and retain qualified employees; (13) technological changes; (14) acquisitions and integration of acquired businesses; (15) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (16) the ability to increase market share and control expenses; (17) impairment of First Commonwealth’s goodwill or other intangible assets; (18) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (19) the soundness of other financial institutions; (20) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (21) other risks and uncertainties described in the reports that First Commonwealth files with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date on which they are made. First Commonwealth undertakes no obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.
Media Relations:
Jonathan E. Longwill
Vice President / Communications and Media Relations
Phone: 724-463-6806
E-mail: JLongwill@fcbanking.com

Investor Relations
Ryan M. Thomas

Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com
###

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
SUMMARY RESULTS OF OPERATIONS
Net interest income (FTE) (1)	$67,581	$65,943	$64,192	$133,524	$124,371
Provision for credit losses	2,835	4,095	1,168	6,930	8,071
Noninterest income	21,906	18,872	26,308	40,778	48,351
Noninterest expense	52,229	49,730	49,129	101,959	96,002
Net income	27,280	24,589	32,081	51,869	55,351
Core net income (5)	27,307	24,589	33,087	51,896	56,623

Earnings per common share (diluted)	$0.28	$0.25	$0.32	$0.53	$0.56
Core earnings per common share (diluted) (6)	$0.28	$0.25	$0.33	$0.53	$0.57

KEY FINANCIAL RATIOS

Return on average assets	1.37%	1.27%	1.71%	1.32%	1.51%
Core return on average assets (7)	1.37%	1.27%	1.76%	1.32%	1.54%
Return on average shareholders' equity	10.84%	10.11%	13.74%	10.48%	12.20%
Return on average tangible common equity (8)	15.47%	14.59%	20.08%	15.04%	17.89%
Core return on average tangible common equity (9)	15.48%	14.59%	20.70%	15.05%	18.29%
Core efficiency ratio (2)(10)	56.80%	58.18%	55.23%	57.47%	56.66%
Net interest margin (FTE) (1)	3.75%	3.75%	3.78%	3.75%	3.74%

Book value per common share	$10.37	$10.12	$9.57
Tangible book value per common share (11)	7.46	7.21	6.69
Market value per common share	13.47	12.60	15.51
Cash dividends declared per common share	0.10	0.10	0.09	$0.20	$0.17

ASSET QUALITY RATIOS
Nonperforming loans as a percent of end-of-period loans (3)	0.59%	0.53%	0.81%
Nonperforming assets as a percent of total assets (3)	0.47%	0.45%	0.65%
Net charge-offs as a percent of average loans (annualized) (4)	0.10%	0.15%	0.26%
Allowance for credit losses as a percent of nonperforming loans (4)	143.62%	158.74%	111.89%
Allowance for credit losses as a percent of end-of-period loans (4)	0.85%	0.85%	0.91%
Allowance for credit losses (originated loans and leases) as a percent of total originated loans and leases	0.92%	0.92%	1.01%

CAPITAL RATIOS
Shareholders' equity as a percent of total assets	12.7%	12.5%	12.6%
Tangible common equity as a percent of tangible assets (12)	9.4%	9.3%	9.1%
Leverage Ratio	10.4%	10.3%	10.4%
Risk Based Capital - Tier I	12.2%	12.2%	12.3%
Risk Based Capital - Total	14.6%	14.6%	14.8%
Common Equity - Tier I	11.2%	11.1%	11.2%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
INCOME STATEMENT
Interest income	$82,057	$79,594	$72,940	$161,651	$139,439
Interest expense	14,931	14,108	9,265	29,039	16,079
Net Interest Income	67,126	65,486	63,675	132,612	123,360
Taxable equivalent adjustment (1)	455	457	517	912	1,011
Net Interest Income (FTE)	67,581	65,943	64,192	133,524	124,371
Provision for credit losses	2,835	4,095	1,168	6,930	8,071
Net Interest Income after Provision for Credit Losses (FTE)	64,746	61,848	63,024	126,594	116,300

Net securities gains	6	—	5,262	6	8,102
Trust income	1,970	1,926	1,880	3,896	3,808
Service charges on deposit accounts	4,593	4,245	4,423	8,838	8,829
Insurance and retail brokerage commissions	2,014	1,961	1,820	3,975	3,688
Income from bank owned life insurance	1,442	1,426	2,168	2,868	3,662
Gain on sale of mortgage loans	2,074	1,428	1,241	3,502	2,725
Gain on sale of other loans and assets	1,777	1,084	2,331	2,861	2,905
Card-related interchange income	5,441	4,730	5,143	10,171	9,885
Derivative mark-to-market	(17)	(26)	—	(43)	789
Swap fee income	820	393	297	1,213	587
Other income	1,786	1,705	1,743	3,491	3,371
Total Noninterest Income	21,906	18,872	26,308	40,778	48,351

Salaries and employee benefits	27,311	27,220	26,154	54,531	51,027
Net occupancy	4,441	4,916	4,222	9,357	8,591
Furniture and equipment	3,824	3,668	3,647	7,492	7,187
Data processing	2,619	2,544	2,478	5,163	4,911
Pennsylvania shares tax	1,260	916	1,247	2,176	2,150
Advertising and promotion	1,231	1,240	1,176	2,471	1,985
Intangible amortization	745	754	829	1,499	1,613
Collection and repossession	460	547	607	1,007	1,430
Other professional fees and services	1,032	754	1,031	1,786	2,038
FDIC insurance	555	574	597	1,129	1,373
Litigation and operational losses	555	401	197	956	376
Loss on sale or write-down of assets	1,181	65	497	1,246	694
Merger and acquisition related	34	—	1,273	34	1,610
Other operating expenses	6,981	6,131	5,174	13,112	11,017
Total Noninterest Expense	52,229	49,730	49,129	101,959	96,002

Income before Income Taxes	34,423	30,990	40,203	65,413	68,649
Taxable equivalent adjustment (1)	455	457	517	912	1,011
Income tax provision	6,688	5,944	7,605	12,632	12,287
Net Income	$27,280	$24,589	$32,081	$51,869	$55,351

Shares Outstanding at End of Period	98,499,937	98,625,806	100,364,567	98,499,937	100,364,567
Average Shares Outstanding Assuming Dilution	98,600,609	98,706,827	99,504,409	98,651,810	98,529,160

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	June 30,	March 31,	June 30,
	2019	2019	2018
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$95,047	$100,724	$101,744
Interest-bearing bank deposits	1,233	23,168	2,237
Securities available for sale, at fair value	895,471	918,479	876,570
Securities held to maturity, at amortized cost	373,453	384,909	403,019
Loans held for sale	16,036	9,627	7,038

Loans	6,003,059	5,871,070	5,640,106
Allowance for credit losses	(51,061)	(49,653)	(51,314)
Net loans	5,951,998	5,821,417	5,588,792

Goodwill and other intangibles	286,545	287,078	289,051
Other assets	451,071	427,271	380,304
Total Assets	$8,070,854	$7,972,673	$7,648,755

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$1,528,307	$1,510,566	$1,489,058

Interest-bearing demand deposits	238,406	211,548	126,296
Savings deposits	3,530,705	3,517,350	3,516,714
Time deposits	858,547	891,296	781,506
Total interest-bearing deposits	4,627,658	4,620,194	4,424,516

Total deposits	6,155,965	6,130,760	5,913,574

Short-term borrowings	555,080	565,616	545,187
Long-term borrowings	234,623	184,841	185,568
Total borrowings	789,703	750,457	730,755

Other liabilities	103,355	93,437	43,641
Shareholders' equity	1,021,831	998,019	960,785
Total Liabilities and Shareholders' Equity	$8,070,854	$7,972,673	$7,648,755

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended						For the Six Months Ended
	June 30,	Yield/	March 31,	Yield/	June 30,	Yield/	June 30,	Yield/	June 30,	Yield/
	2019	Rate	2019	Rate	2018	Rate	2019	Rate	2018	Rate
NET INTEREST MARGIN

Assets
Loans (FTE)(1)(3)	$5,949,332	4.97%	$5,811,587	4.94%	$5,551,053	4.65%	$5,880,840	4.95%	$5,482,745	4.53%
Securities and interest-bearing bank deposits (FTE) (1)	1,279,032	2.75%	1,316,445	2.86%	1,263,956	2.89%	1,297,636	2.81%	1,231,522	2.82%
Total Interest-Earning Assets (FTE) (1)	7,228,364	4.58%	7,128,032	4.55%	6,815,009	4.32%	7,178,476	4.57%	6,714,267	4.22%
Noninterest-earning assets	758,110		750,876		705,076		754,512		696,573
Total Assets	$7,986,474		$7,878,908		$7,520,085		$7,932,988		$7,410,840

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$3,777,016	0.59%	$3,677,387	0.53%	$3,650,406	0.35%	$3,727,477	0.56%	$3,611,993	0.31%
Time deposits	870,603	1.72%	865,944	1.57%	732,677	1.02%	868,286	1.64%	683,220	0.93%
Short-term borrowings	533,716	2.27%	615,140	2.27%	601,633	1.66%	574,203	2.27%	636,689	1.52%
Long-term borrowings	211,087	5.01%	184,931	5.47%	131,851	5.12%	198,081	5.22%	109,937	4.88%
Total Interest-Bearing Liabilities	5,392,422	1.11%	5,343,402	1.07%	5,116,567	0.73%	5,368,047	1.09%	5,041,839	0.64%
Noninterest-bearing deposits	1,497,199		1,464,750		1,431,007		1,481,064		1,415,698
Other liabilities	87,429		83,920		35,918		85,685		38,576
Shareholders' equity	1,009,424		986,836		936,593		998,192		914,727
Total Noninterest-Bearing Funding Sources	2,594,052		2,535,506		2,403,518		2,564,941		2,369,001
Total Liabilities and Shareholders' Equity	$7,986,474		$7,878,908		$7,520,085		$7,932,988		$7,410,840

Net Interest Margin (FTE) (annualized)(1)		3.75%		3.75%		3.78%		3.75%		3.74%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	June 30,	March 31,	June 30,
	2019	2019	2018
Loan Portfolio Detail
Commercial Loan Portfolio:
Commercial, financial, agricultural and other	$1,236,424	$1,180,320	$1,130,638
Commercial real estate	2,118,582	2,138,376	2,172,615
Real estate construction	361,028	324,903	221,206
Total Commercial	3,716,034	3,643,599	3,524,459

Consumer Loan Portfolio:
Closed-end mortgages	1,060,348	1,048,097	996,324
Home equity lines of credit	519,093	517,252	522,526
Real estate construction	80,826	64,484	38,619
Total Real Estate - Consumer	1,660,267	1,629,833	1,557,469

Auto loans	515,569	491,605	459,333
Direct installment	40,568	36,625	31,915
Personal lines of credit	63,155	61,599	57,789
Student loans	7,466	7,809	9,141
Total Other Consumer	626,758	597,638	558,178
Total Consumer Portfolio	2,287,025	2,227,471	2,115,647
Total Portfolio Loans	6,003,059	5,871,070	5,640,106
Loans held for sale	16,036	9,627	7,038
Total Loans	$6,019,095	$5,880,697	$5,647,144

	June 30,	March 31,	June 30,
	2019	2019	2018
ASSET QUALITY DETAIL
Nonperforming Loans:
Loans on nonaccrual basis	$15,665	$16,286	$16,128
Troubled debt restructured loans on nonaccrual basis	10,914	5,874	18,573
Troubled debt restructured loans on accrual basis	8,975	9,120	11,162
Total Nonperforming Loans	$35,554	$31,280	$45,863
Other real estate owned ("OREO")	1,884	3,993	3,757
Repossessions ("Repos")	319	342	298
Total Nonperforming Assets	$37,757	$35,615	$49,918
Loans past due in excess of 90 days and still accruing	2,656	1,509	1,725
Classified loans	49,975	39,428	60,511
Criticized loans	117,976	120,501	142,145

Nonperforming assets as a percentage of total loans, plus OREO and Repos	0.63%	0.61%	0.88%
Allowance for credit losses	$51,061	$49,653	$51,314

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$301	$922	$291	$1,223	$318
Real estate construction	(42)	(42)	—	(84)	(7)
Commercial real estate	(38)	258	2,225	220	2,324
Residential real estate	(15)	76	104	61	483
Loans to individuals	1,221	992	966	2,213	1,937
Net Charge-offs	$1,427	$2,206	$3,586	$3,633	$5,055

Net charge-offs as a percentage of average loans outstanding (annualized) (4)	0.10%	0.15%	0.26%	0.12%	0.19%
Provision for credit losses as a percentage of net charge-offs	198.67%	185.63%	32.57%	190.75%	159.66%
Provision for credit losses	$2,835	$4,095	$1,168	$6,930	$8,071

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21% for 2019 and 2018.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles, unfunded commitment expense and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018

Net Income	$27,280	$24,589	$32,081	$51,869	$55,351
Intangible amortization	745	754	829	1,499	1,613
Tax benefit of amortization of intangibles	(156)	(158)	(174)	(315)	(339)
Net Income, adjusted for tax affected amortization of intangibles	27,869	25,185	32,736	53,053	56,625

Average Tangible Equity:
Total shareholders' equity	$1,009,424	$986,836	$936,593	$998,192	$914,727
Less: intangible assets	286,781	286,874	282,734	286,828	276,376
Tangible Equity	722,643	699,962	653,859	711,364	638,351
Less: preferred stock	—	—	—	—	—
Tangible Common Equity	$722,643	$699,962	$653,859	$711,364	$638,351

(8)Return on Average Tangible Common Equity	15.47%	14.59%	20.08%	15.04%	17.89%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018

Core Net Income:
Total Net Income	$27,280	$24,589	$32,081	$51,869	$55,351
Merger & acquisition related expenses	34	—	1,273	34	1,610
Tax benefit of merger & acquisition related expenses	(7)	—	(267)	(7)	(338)
(5) Core net income	27,307	24,589	33,087	51,896	56,623
Average Shares Outstanding Assuming Dilution	98,600,609	98,706,827	99,504,409	98,651,810	98,529,160
(6) Core Earnings per common share (diluted)	$0.28	$0.25	$0.33	$0.53	$0.57

Intangible amortization	745	754	829	1,499	1,613
Tax benefit of amortization of intangibles	(156)	(158)	(174)	(315)	(339)
Core Net Income, adjusted for tax affected amortization of intangibles	$27,896	$25,185	$33,742	$53,080	$57,897

(9) Core Return on Average Tangible Common Equity	15.48%	14.59%	20.70%	15.05%	18.29%

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Core Return on Average Assets:
Total Net Income	$27,280	$24,589	$32,081	$51,869	$55,351
Total Average Assets	7,986,474	7,878,908	7,520,085	7,932,988	7,410,840
Return on Average Assets	1.37%	1.27%	1.71%	1.32%	1.51%

Core Net Income (5)	$27,307	$24,589	$33,087	$51,896	$56,623
Total Average Assets	7,986,474	7,878,908	7,520,085	7,932,988	7,410,840
(7) Core Return on Average Assets	1.37%	1.27%	1.76%	1.32%	1.54%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2019	2019	2018	2019	2018
Core Efficiency Ratio:
Total Noninterest Expense	$52,229	$49,730	$49,129	$101,959	$96,002
Adjustments to Noninterest Expense:
Unfunded commitment reserve	612	(381)	(46)	231	(41)
Intangible amortization	745	754	829	1,499	1,613
Merger and acquisition related	34	—	1,273	34	1,610
Noninterest Expense - Core	$50,838	$49,357	$47,073	$100,195	$92,820

Net interest income, fully tax equivalent	$67,581	$65,943	$64,192	$133,524	$124,371
Total noninterest income	21,906	18,872	26,308	40,778	48,351
Net securities gains	(6)	—	(5,262)	(6)	(8,102)
Total Revenue	$89,481	$84,815	$85,238	$174,296	$164,620

Adjustments to Revenue:
Derivative mark-to-market	(17)	(26)	—	(43)	789
Total Revenue - Core	$89,498	$84,841	$85,238	$174,339	$163,831

(10)Core Efficiency Ratio	56.80%	58.18%	55.23%	57.47%	56.66%

	June 30,	March 31,	June 30,
	2019	2019	2018
Tangible Equity:
Total shareholders' equity	$1,021,831	$998,019	$960,785
Less: intangible assets	286,545	287,078	289,051
Tangible Equity	735,286	710,941	671,734
Less: preferred stock	—	—	—
Tangible Common Equity	$735,286	$710,941	$671,734

Tangible Assets:
Total assets	$8,070,854	$7,972,673	$7,648,755
Less: intangible assets	286,545	287,078	289,051
Tangible Assets	$7,784,309	$7,685,595	$7,359,704

(12)Tangible Common Equity as a percentage of Tangible Assets	9.45%	9.25%	9.13%

Shares Outstanding at End of Period	98,499,937	98,625,806	100,364,567
(11)Tangible Book Value Per Common Share	$7.46	$7.21	$6.69

Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.